EXHIBIT 99.1

Edible Garden Reports 2025 Results — Accelerates Planned Expansion into Higher-Margin Ready-to-Drink (RTD) and Shelf-Stable CPG Platform

Targets Large, Underserved RTD Market Opportunity with Scalable Midwest Platform and Tetra Pak Integration

Leverages Established Infrastructure, National Retail Distribution and Growing Brand Portfolio to Drive Expected Higher-Margin, Functional Nutrition Growth

Conference Call to Be Held Today at 4:30 pm ET.

BELVIDERE, NJ, March 31, 2026 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today reported financial results for the three months and year ended December 31, 2025. The Company continued to build on its controlled environment agriculture foundation during the year, expanding into higher-margin, shelf-stable consumer packaged goods and leveraging its existing infrastructure, national distribution network, and product development capabilities to scale into adjacent, expected higher-value categories.

Financial & Operating Highlights

For the Three Months Ended December 31, 2025:

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Cut Herbs Unit Sales Increased approximately 22.9% year-over-year driven by growth in existing accounts, the onboarding of Kroger, and incremental volume from supply chain disruptions among competing herb suppliers, supported by targeted marketing and sales initiatives.

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Vitamin and Supplement Product Unit Sales Increased approximately 47.7% year-over-year including approximately 100% growth in international markets, reflecting strong demand across the Company’s better-for-you nutrition portfolio.

•	Over 700 Additional Retail Locations from customer onboarding and related investments during the quarter, expanding distribution across multiple retailer accounts.

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For the Year Ended December 31, 2025:

•	Core Business Revenue Increased by approximately $1.1 million year-over-year, reflecting continued strength across the Company’s existing retail footprint.
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International Expansion continued to gain traction, with vitamin and supplement revenue increasing approximately 78.6% year-over-year, reflecting growing demand outside the United States and early success in scaling the Company’s CPG platform globally.

•	Expanded Retail Footprint and Deepened Relationships with leading grocery and mass retail partners, supporting ongoing growth across both fresh and shelf-stable product categories.

“2025 was a defining year for Edible Garden as we continued to build on our foundation and expand our long-term growth potential,” said Jim Kras, Chief Executive Officer of Edible Garden. “Over the past several quarters, we have executed a deliberate strategy to grow beyond our core controlled environment agriculture platform into a broader, innovation-driven consumer packaged goods business, focusing on higher-growth, higher-margin opportunities aligned with what consumers and retailers are actively seeking. This is not a transition or restructuring, it is a deliberate evolution of our business, supported by our national distribution network and infrastructure, much of which is already in place, and we believe positioned to drive scale across higher-value categories.”

“During the fourth quarter, we continued to build momentum across our core business, securing new and expanded placements with key retail partners including Kroger, Weis Markets, The Fresh Market, Safeway, and Busch’s, increasing our distribution to nearly 6,000 store locations. This reflects growing demand for our products, our ability to gain market share, and the strength of our relationships with leading retailers. As we expand our portfolio of better-for-you brands — including Kick. Sports Nutrition®, Jealousy GLP-1™, Vitamin Whey®, Vitamin Way®, Pickle Party™, and Pulp® — we are also broadening our distribution across domestic. ecommerce, and international markets, including placements with Amazon, PriceSmart, Target.com and Walmart.com while continuing to deepen penetration within our existing retail partner network. Importantly, this expanded retail footprint and brand portfolio position us to support our next phase of growth into higher-margin, shelf-stable and ready-to-drink categories.”

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“A key next step is our expansion into the ready-to-drink (RTD) category. We are bringing our Farm-to-Formula® approach, our sustainable manufacturing infrastructure, and our established relationships with the nation’s leading retailers to a fast-growing category where consumer demand for clean-label, shelf-stable nutrition is outpacing supply. We recently announced a strategic expansion of our Zero-Waste Inspired® platform through the development of a state-of-the-art RTD manufacturing initiative at our Midwest facility. This initiative is driven by increasing demand from major national retailers for scalable, clean-label, shelf-stable nutrition products.”

“To support this effort, we have selected Tetra Pak, a global leader in food processing and packaging solutions, to plan, install, and integrate proprietary processing capabilities after we reach a definitive agreement, which will enable us to meet this demand at scale. Critically, we are not starting from scratch in retail; we are deepening relationships with buyers who already carry our brands across more than 6,000 store locations and who have demonstrated strong demand for better-for-you, shelf-stable nutrition products across our existing brand portfolio.”

“We believe the RTD category represents a significant and durable opportunity, with the global market valued at approximately $842.5 billion in 2025 and is projected to reach roughly $1.26 trillion by 2033. This expansion builds on our Farm-to-Formula® platform, combining controlled-environment agriculture, scalable aseptic capabilities, and a growing portfolio of differentiated brands across sports nutrition, performance nutrition, GLP-1 supportive, and functional categories.”

“Looking ahead, we are focused on scaling our presence in higher-margin, shelf-stable and RTD categories while continuing to build a more diversified, higher-value consumer packaged goods platform that extends beyond fresh produce. By combining controlled-environment agriculture, scalable processing capabilities, and a growing portfolio of differentiated brands, we believe we are positioned to deliver clean-label, functional nutrition products across multiple categories and channels.”

“As we continue to execute on this strategy, Edible Garden is becoming a more vertically integrated, innovation-driven platform, one that leverages its existing infrastructure, national retail distribution, and product development capabilities designed to deliver more predictable, scalable, and higher-margin growth. We believe this positions Edible Garden as a differentiated player in the evolving food and nutrition landscape, with a clear path to scalable, higher-margin, and sustainable long-term growth,” concluded Kras.

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Financial Overview

Financial results for the fourth quarter and full year reflect the Company’s ongoing strategic evolution and continued investment in its higher-margin, platform-driven growth initiatives.

Results for the Three Months Ended December 31, 2025

Revenue for the three months ended December 31, 2025, was approximately $4.1 million, compared to $3.9 million for the three months ended December 31, 2024. Revenue growth of $0.2 million in the quarter was further supported by two significant new account launches. In October 2025, the Company began shipping its USDA Organic fresh potted and cut herbs to The Kroger Co., one of the largest grocery retailers in the United States with more than 2,700 stores across 35 states, supporting both branded and private label volume in the Company's core produce business. The quarter also captured the initial international shipment of Kick. Sports Nutrition products to PriceSmart warehouse clubs operating across more than 50 membership locations in the Caribbean, Central America, and South America — representing the Company's first CPG brand sales outside the United States.

Cost of goods sold was approximately $5.3 million for the three months ended December 31, 2025, compared to $3.8 million for the three months ended December 31, 2024. The increase in cost of goods sold was primarily driven by start-up and ramp costs associated with onboarding new customers during peak traditionally lower margin holiday season which resulted in higher input and procurement costs, and lower fixed-cost absorption following the exit of certain product categories and pre-scale production volumes.

Gross profit was approximately $(1.2) million, compared to $0.0 million in 2024, and gross margin was approximately -29% compared to 0% in the prior year period. The decrease in gross profit and gross margin was primarily due to the shift in product mix and increased investment in customer acquisition and the Company’s platform to support future growth and operational scalability.

Selling, general and administrative expenses were approximately $4.6 million for the three months ended December 31, 2025, compared to $2.6 million for the three months ended December 31, 2024. The increase in selling, general and administrative expenses was primarily driven by investments in personnel, infrastructure, and corporate initiatives to support the Company’s strategic expansion into expected higher-margin product categories and broader consumer packaged goods offerings.

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Results for the Year Ended December 31, 2025

Revenue for the year ended December 31, 2025, was approximately $12.8 million, compared to $13.9 million in 2024. The decrease in revenue was primarily driven by the Company’s strategic repositioning of its business, including a shift away from lower-margin, commoditized produce categories as it focuses on higher-margin, value-added product lines.

Cost of goods sold was $13.0 million for the year ended December 31, 2025, compared to $11.5 million in 2024, an increase of $1.5 million, or 12.7%. The increase in cost of goods sold was primarily driven by elevated procurement and logistics costs incurred in the fourth quarter of 2025. During this period, the Company experienced a significant increase in demand from both existing and new customers who were unable to source sufficient supply from their existing vendor base. To meet this demand, procurement was executed on an accelerated basis, resulting in higher per-unit input costs and above-normal inbound freight and logistics expenses.

Gross profit was $(0.2) million for the year ended December 31, 2025, compared to $2.3 million in 2024, a decrease of $2.5 million. Gross margin decreased 18.3 percentage points to (1.6%) from 16.7% in the prior year. The compression in gross margin was primarily a reflection of the elevated fourth quarter procurement and logistics costs described above. While these costs compressed gross margin in the near term, the Company was able to service this incremental demand at high fulfillment rates, deepening existing customer relationships and establishing the Company as a reliable supply partner for new customers. Management expects gross margin to improve as new programs mature, volumes increase, reliance on third-party suppliers declines, and fixed costs are absorbed over a higher production base.

Selling, general and administrative ("SG&A") expenses increased by $4.0 million, or 34.6%, to $15.6 million for the year ended December 31, 2025, compared with $11.6 million for the year ended December 31, 2024. The largest contributors to this increase were depreciation and rent expense, which rose by a combined $1.4 million primarily as a result of the acquisition of assets from Natural Shrimp. Also contributing were higher legal, audit, accounting and other professional fees of $0.8 million driven by our capital markets and acquisition activities, higher bad debt expense of $0.5 million consistent with the growth in our fourth quarter sales, and higher compensation costs of $0.7 million. The remainder was attributable to increases in other overhead costs.

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Conference Call

Edible Garden will host a conference call today at 4:30 P.M. Eastern Time to discuss the Company’s financial results for the three months and year ended December 31, 2025, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 722201. A webcast of the call may be accessed on the investor relations section of the Company’s website at https://ediblegardenag.com/presentations/

A webcast replay will be available on the investor relations section of the Company’s website through March 31, 2027. A telephone replay will be available approximately one hour following the call, through April 14, 2026, and can be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 53775.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its expansion into higher-margin, shelf-stable nutrition categories.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

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The Company has been recognized as a FoodTech 500 firm by Forward Fooding, is a multi-year participant in Walmart’s Project Gigaton and a Giga Guru designee and has received NRG’s Excellence in Energy Award for its commitment to measurable environmental performance and energy stewardship. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s ability to improve its financial results, the Company’s growth strategies, the Company’s ability to expand and develop into new product lines, the Company’s ability to expand its distribution network and relationships, and its performance as a public company. The words “believe,” “continue,” “design,” “focus,” “expect,” “intend,” “look ahead” “opportunity,” “plan,” “potential,” “seek,” “strategy,” “target,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements.  The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

Tables Follow

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EDIBLE GARDEN AG INCORPORATED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par value)

	December 31, 2025	December 31, 2024
ASSETS		
Current assets:		
Cash	1,114	3,530
Accounts receivable, net	1,906	1,968
Inventory, net	1,861	1,544
Prepaid expenses and other current assets	912	335
Total current assets	5,793	7,377
Property, equipment and leasehold improvements, net	10,107	3,145
Operating lease right-of-use assets	4,289	1,202
Finance lease right-of-use assets	70	114
Intangible assets, net	302	43
Other assets	35	34
TOTAL ASSETS	$ 20,596	$ 11,915
LIABILITIES AND STOCKHOLDERS' EQUITY		
LIABILITIES:		
Current liabilities:		
Accounts payable and other accrued expenses	$ 5,297	$ 4,018
Current maturities of operating lease liabilities	225	212
Current maturities of finance lease liabilities	46	41
Short-term debt, net of discounts	1,441	1,939
Derivative liability	79	-
Total current liabilities	7,088	6,210
Long-term liabilities:		
Long-term debt, net of discounts	215	544
Long-term operating lease liabilities	767	992
Long-term finance lease liabilities	29	75
Total long-term liabilities	1,011	1,611
Total liabilities	**8,099**	**7,821**
COMMITMENTS AND CONTINGENCIES		
STOCKHOLDERS' EQUITY:		
Common stock ($0.0001 par value, 100,000,000 shares authorized, 593,423 and 106,540 shares outstanding as of December 31, 2025 and December 31, 2024, respectively)[(1)]	10	-
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, 15,154 and no shares outstanding as of December 31, 2025 and December 31, 2024, respectively)	15,784	-
Additional paid-in capital	55,024	44,946
Obligation to issue shares	322	459
Accumulated deficit	(58,643)	(41,311)
Total stockholders' equity	**12,497**	**4,094**
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 20,596	$ 11,915

(1) Adjusted to reflect the stocksplits

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